 As filed with the Securities and Exchange Commission on November 8, 2007
Registration No. ____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LaserCard Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0176309 (I.R.S. Employer Identification No.)

1875 North Shoreline Blvd Mountain View, California (Address of principal executive offices)	94043-1319 (Zip Code)

Employee Stock Purchase Plan
Full title of the plan

Steven G. Larson
Vice President and Chief Financial Officer
LaserCard Corporation
1875 North Shoreline Blvd
Mountain View, California 94043
650-969-4428
(Name, address and telephone number of agent for service)
Copy to: Stephen M. Wurzburg, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered(1)	Amount to Be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value, to be issued under the Employee Stock Purchase Plan.	100,000	$9.602(3)	$960,200	$29.48

(1)	The securities to be registered include options and rights to acquire $0.01 par value common stock (“Common Stock”).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)
Estimated pursuant to Rule 457(h) under the Securities Act solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s Common Stock on the Nasdaq National Market on November 5, 2007.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on February 15, 2005 (File No. 333-122841), January 19, 2001 (File No. 333-54026),  April 24, 1991 (File No. 33-40096), and March 11, 1988 (File No. 33-20603) are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (“Commission”) are hereby incorporated by reference in this Registration Statement:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed on June 12, 2007;

(b)           The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2007, and September 30, 2007, filed on August 6, 2007, and November 5, 2007, respectively;

(c)           The Registrant’s Current Reports on Form 8-K dated July 17, 2007, and September 21, 2007, filed on July 23, 2007, and  October 12, 2007, respectively; and

(d)           The description of Registrant’s common stock contained in the Registrant’s General Form for Registration of Securities on Form 10 filed on June 27, 1972 for such common stock filed under Section 12 of the Exchange Act.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5.    Interests of Named Experts and Counsel.

Certain attorneys at Pillsbury Winthrop Shaw Pittman LLP, counsel to the Registrant, own 8,443 shares of common stock of the Registrant.

Item 8.    Exhibits.

See Index to Exhibits, which list of exhibits is incorporated herein by reference.

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 8th day of November 2007.

LASERCARD CORPORATION

By:	/s/ Richard M. Haddock
Richard M. Haddock
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Richard M. Haddock and Steven G. Larson, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Richard M. Haddock	Director and Chief Executive Officer (Principal Executive Officer)	November 8, 2007
Richard M. Haddock

/s/ Steven G. Larson	Vice President, Finance and Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	November 8, 2007
Steven G. Larson

/s/ Bernard C. Bailey	Director	November 8, 2007
Bernard C. Bailey

/s/ Arthur H. Hausman	Director	November 8, 2007
Arthur H. Hausman

/s/ Donald E. Mattson	Director	November 8, 2007
Donald E. Mattson

/s/ Dan Maydan	Director	November 7, 2007
Dan Maydan

/s/ Albert J. Moyer	Director	November 8, 2007
Albert J. Moyer

/s/ Walter F. Walker	Director	November 8, 2007
Walter F. Walker

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (see page 3)